UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 9, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File No.: 001-33182	Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02                                          Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, Mr. Donald K. Carroll and Heeling Sports Limited, a wholly-owned subsidiary of Heelys, Inc. (the “Company”), entered into a Severance and General Release Agreement (the “Severance Agreement”) in connection with Mr. Carroll’s resignation as President and Chief Executive Officer of the Company.  The Severance Agreement is attached as Exhibit 10.1 and the terms thereof are incorporated by reference herein.

Under the Severance Agreement, Mr. Carroll will receive a sum of $150,000.00, payable in equal semi-monthly installments over the course of a six month period beginning on the first payroll period date after the date of the Severance Agreement.  The Severance Agreement also provides for (1) reimbursement of Mr. Carroll’s business expenses, (2) payment for Mr. Carroll’s accrued and unused vacation and personal days in accordance with the Company’s policies, and (3) a release by Mr. Carroll of certain claims.  The Severance Agreement does not modify the restrictive covenants in Mr. Carroll’s employment agreement with the Company, including the provisions regarding confidentiality, non-competition, non-solicitation, media statements, and non-disparagement.

In connection with Mr. Carroll’s departure from the Company, and by letter agreement dated February 9, 2009 (the “Agreement”), Michael W. Hessong has agreed to serve as Interim President and Chief Executive Officer of the Company beginning February 11, 2009.  Mr. Hessong served as the Company’s Chief Financial Officer from December 2000 to May 2008, and as the Company’s Vice President—Finance, Treasurer, and Secretary from May 2006 to May 2008.  Mr. Hessong served as the Vice President-Finance of Marketing Continuum, a promotional marketing company, from May 1998 to December 2000.  He also served as Vice President—Finance of Firstcom Music, a licensor of production music, from August 1997 to May 1998, and was the Controller and Director of Operations for Jokari/US, Inc., a consumer product company from May 1993 to August 1997.  Mr. Hessong is a licensed certified public accountant in the State of Texas and received a Bachelor of Science in accounting from Oklahoma State University.

Pursuant to the Agreement, Mr. Hessong will receive $35,000.00 for each month of service.  He will initially serve a term of two months, which term may be extended on a month to month basis by the mutual consent of Mr. Hessong and the Company.  Either of Mr. Hessong or the Company may terminate the Agreement upon 30 days written notice.  The Agreement does not provide Mr. Hessong with any employee benefits, but the Company will reimburse Mr. Hessong for his routine business expenses.  A copy of the Agreement is attached as Exhibit 10.2 and the terms thereof are incorporated by reference herein.

A copy of the press release in connection with the foregoing is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Severance and General Release Agreement, dated as of February 10, 2009, between Donald K. Carroll and Heeling Sports Limited.

10.2	Letter Agreement, dated as of February 9, 2009, between Michael W. Hessong and Heelys, Inc.

99.1	Press Release of Heelys, Inc., dated February 10, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: February 9, 2009	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance and General Release Agreement, dated as of February 10, 2009, between Donald K. Carroll and Heeling Sports Limited.

10.2	Letter Agreement, dated as of February 9, 2009, between Michael W. Hessong and Heelys, Inc.

99.1	Press Release of Heelys, Inc., dated February 10, 2009.